SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   May 18, 2001

        SIBONEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-3952 (Commission File Number)	73-0629975 (IRS Employer Identification No.)

325 North Kirkwood Road, Suite 310 P.O. Box 221029, St. Louis, Missouri (Address of Principal Executive Offices)	63122 (Zip Code)

(314) 822-3163 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

ITEM 9.    Regulation FD Disclosure

        On May 18, 2001, Siboney Corporation issued a press release announcing election of Ernest R. (Bodie) Marx as President and Chief Operating Officer of Siboney Corporation. The text of the announcement is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2001

SIBONEY CORPORATION

By: /s/ Timothy J. Tegeler Timothy J. Tegeler President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release, dated May 18, 2001, issued by Siboney Corporation

EXHIBIT 99.1

St. Louis, MO - May 18, 2001

Siboney Corporation Appoints Ernest R. (Bodie) Marx President and COO.

Siboney Corporation (OTC BB: SBON) announced today that its Board of Directors elected Ernest R. (Bodie) Marx President and Chief Operating Officer. Marx previously held the position of Executive Vice President of Siboney Corporation and retains the office of President of Siboney Learning Group, the Company’s principal subsidiary.

Tim Tegeler, Chairman and Chief Executive Officer of Siboney Corporation commented: “Since Bodie Marx joined our organization 6 years ago, he has consistently shown his ability to assemble and lead a strong team and produce outstanding operating results. His selection as President is in recognition of those achievements, with the confidence that his successes will continue.”

Siboney Corporation recently reported first quarter revenues increased 98.7% and net income grew 175% compared to the same period last year.

Any forward-looking statement is necessarily subject to significant uncertainties and risks. Actual results could be materially different. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:    Siboney Corporation, St. Louis - Tim Tegeler 314-822-3163

www.siboney.com